EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 10, 1996 on the consolidated financial statements and schedule of Universal Health Services, Inc. and Subsidiaries (the Company) included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995; to the incorporation by reference in this Registration Statement of our report dated June 6, 1995 on the 1994 financial statements of Aiken Regional Medical Centers included in the Company's Prospectus dated July 18, 1995, as supplemented by a Supplement dated August 1, 1995, relating to securities registered on Form S-3, File 33-602087; and to the use of our report on the financial statements of the Company and to all references to our Firm included in this Registration Statement.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
May 22, 1996